10/31/01 SOG(BY)
Rev. 09/2005

LEASE

BY AND BETWEEN

WILSON RICHARDSON, LLC,
A WISCONSIN LIMITED LIABILITY COMPANY,

AS LANDLORD,

AND

NAVARRE CORPORATION,
A MINNESOTA CORPORATION,

AS TENANT

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

GROSS (BY) OFFICE LEASE
REFERENCE PAGES

BUILDING:	1301-1303 E. Arapaho Road
LANDLORD:	Wilson Richardson, LLC, a Wisconsin limited liability company
LANDLORD'S ADDRESS:	c/o RREEF, 200 Crescent Court, Suite 560, Dallas, TX 75201
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Wilson Richardson, LLC, P. O. Box 9033, Addison, TX 75001-9033
LEASE REFERENCE DATE:	August 14, 2013
TENANT:	Navarre Corporation, a Minnesota corporation
TENANT'S NOTICE ADDRESS:	7400 49th Avenue North, Minneapolis, MN 55428
PREMISES ADDRESS:	1303 E. Arapaho Road, Suite 200, Richardson, TX 75081
PREMISES RENTABLE AREA:	Approximately 23,237 sq. ft. (for outline of Premises see Exhibit A)
USE:	General office
SCHEDULED COMMENCEMENT DATE:	October 1, 2013, unless Landlord is unable to tender possession of the Premises as provided in and subject to the provisions of Section 2.2 of this Lease, in which event the Commencement Date shall be the date Landlord tenders possession of the Premises to Tenant.
TERM OF LEASE:	Approximately five (5) years, six (6) months and zero (0) days beginning on the Commencement Date and ending on the Termination Date, unless Landlord is unable to tender possession of the Premises as provided in and subject to the provisions of Section 2.2 of this Lease, in which event the Term of this Lease shall fluctuate depending on the actual Commencement Date and the actual Termination Date.
TERMINATION DATE:	March 31, 2019, unless Landlord is unable to tender possession of the Premises as provided in and subject to the provisions of Section 2.2 of this Lease, in which event the Termination Date shall be the last day of the sixty-sixth (66th) full calendar month following the Commencement Date.

[initials]	[initials]
Landlord	Tenant

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through				
10/1/13	3/31/14	23,237	$-0-	$-0-	$-0-
4/1/14	3/31/15	23,237	$8.50	$197,514.50	$16,459.54
4/1/15	3/31/16	23,237	$9.00	$209,133.00	$17,427.75
4/1/16	3/31/17	23,237	$9.50	$220,751.50	$18,395.96
4/1/17	3/31/18	23,237	$10.00	$232,370.00	$19,364.17
4/1/18	3/31/19	23,237	$10.50	$243,988.50	$20,332.38

BASE YEAR (EXPENSES): January 1, 2013 to December 31, 2013

BASE YEAR (TAXES): Taxes for January 1, 2013 to December 31, 2013

TENANT'S PROPORTIONATE SHARE: 20.38%

SECURITY DEPOSIT: $20,332.38

ASSIGNMENT/SUBLETTING FEE: $750.00

REAL ESTATE BROKER DUE COMMISSION: Cushman & Wakefield of Texas, Inc. and Fults Commercial, LLC

TENANT'S NAICS CODE: ____________

BUILDING BUSINESS HOURS: 8:00 a.m. - 6:00 p.m., Monday through Friday, excluding holidays

AMORTIZATION RATE: 10% per annum

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes ***Exhibits A through D***, all of which are made a part of this Lease.

LANDLORD:

WILSON RICHARDSON, LLC, a Wisconsin limited liability company

By: RREEF America L.L.C., a Delaware limited liability company, its Manager

By: [signature]
Name: Kim M. Boudreau
Title: Director/Asset Manager
Date: 8/16/2013

TENANT:

NAVARRE CORPORATION, a Minnesota corporation

By: [signature]
Name: Ward O. Thomas
Title: President of Distribution
Date: August 15, 2013

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as ***Exhibit A***, and the Building is depicted on the site plan attached hereto as ***Exhibit A-1***. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purpose set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "*Tenant Entities*") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "*Hazardous Materials*") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "*Environmental Laws*"), nor shall Tenant suffer or permit any Hazardous Materials to be used by the Tenant Entities in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated by the Tenant Entities with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for the use shown on the Reference Pages; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD EACH AND ALL OF THE LANDLORD ENTITIES (AS DEFINED IN ARTICLE 30) HARMLESS FROM AND AGAINST ANY AND ALL LOSS, CLAIMS, LIABILITY (INCLUDING, WITHOUT LIMITATION, ANY STRICT LIABILITY) OR COSTS (INCLUDING COURT COSTS AND ATTORNEY'S FEES) INCURRED BY REASON OF ANY ACTUAL OR ASSERTED FAILURE OF TENANT TO FULLY COMPLY WITH ALL APPLICABLE ENVIRONMENTAL LAWS, OR THE PRESENCE, HANDLING, USE OR DISPOSITION IN OR FROM THE PREMISES OF ANY HAZARDOUS MATERIALS BY TENANT OR ANY TENANT ENTITY (EVEN THOUGH PERMISSIBLE UNDER ALL APPLICABLE ENVIRONMENTAL LAWS OR THE PROVISIONS OF THIS LEASE), OR BY REASON OF ANY ACTUAL OR ASSERTED FAILURE OF TENANT TO KEEP, OBSERVE, OR PERFORM ANY PROVISION OF THIS SECTION 1.2.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord's rules and regulations regarding such use. Tenant and its employees, customers, and invitees shall have the non-exclusive right to use five (5) unreserved parking spaces in the surface parking areas of the Building for each one thousand (1,000) square feet of Premises Rentable Area in the initial 23,237 rentable square feet being leased to Tenant under this Lease, which spaces will be provided at no charge during the initial Term of this Lease; of such parking spaces,

Tenant shall have the right to designate five (5) spaces as reserved parking spaces. If Tenant leases additional space in the Building in the future (including, without limitation, pursuant to any expansion rights, rights of first offer, or rights of first refusal), Tenant and its employees, customers, and invitees shall have the non-exclusive right to use, at no charge, (a) for purposes of the first 10,000 rentable square feet of additional space, four (4) unreserved parking spaces in the surface parking areas of the Building for each one thousand (1,000) square feet of additional space, and (b) for purposes of any additional space in excess of 10,000 rentable square feet, three and one-half (3.5) unreserved parking spaces in the surface parking areas of the Building for each one thousand (1,000) square feet of such excess additional space. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the daily availability of any particular parking spaces or of any specific number of parking spaces. However, in the event that Tenant's allocation of the parking spaces at the Building, as set forth above, is not available on a regular basis for Tenant's use, Tenant shall notify Landlord in writing, and Landlord shall, upon receipt of such notice, use reasonable efforts to obtain compliance by the other tenants of the Building with their respective allocations of such spaces.

2. **TERM.**

2.1 The Term of this Lease shall begin on the date ("*Commencement Date*") which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages ("*Termination Date*"), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to ***Exhibit B*** to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of ***Exhibit C*** attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord's request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within sixty (60) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a "*Tenant Delay*"). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant's compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. **RENT.**

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that rent for the first full month for which rent is payable hereunder shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the

Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant's bank account to Landlord's account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord's notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after the date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 **Lease Year:** Each calendar year falling partly or wholly within the Term.

4.1.2 **Expenses:** All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of steam and gas; waste disposal; the cost of janitorial services for the common areas of the Building; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant's Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include the following:

(a) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with tenants or leasing space to tenants or prospective tenants of the Building;

(b) advertising and promotional expenditures;

(c) costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interest in the Building;

(d) costs incurred in renovating or improving vacant space for tenants or prospective tenants of the Building;

(e) payments of interest on long-term debt or amortization payments on any mortgage executed by Landlord covering the Building or rental payments under any ground or underlying leases (except to the extent the same may be made to pay or reimburse, or may be measured by, ad valorem taxes or insurance premiums);

(f) depreciation or amortization of the Building or equipment in the Building except as provided herein;

(g) wages, salaries, or other compensation payable to any employee of Landlord above the grade of building manager or property manager;

(h) except for the removal of reasonable quantities of Hazardous Materials used in the ordinary course of operation of an office building, costs and disbursements relating to or arising from the handling, removal, treatment, or disposal of asbestos or other Hazardous Materials in the Building;

(i) repair, restoration, or maintenance costs occasioned by fire, windstorm, or other casualty or the exercise of the right of eminent domain, which are reimbursed by third parties (including insurers), exclusive of reasonable deductibles which shall be included in Expenses;

(j) costs which are reimbursed by tenants of the Building (other than as part of their proportionate share of Expenses) and costs which are reimbursed by other third parties (including costs which are covered by a warranty, guarantee, or service contract);

(k) expenses in connection with services or benefits of a type that are not offered to Tenant, but which are offered to another tenant or occupant;

(l) the cost of correcting defects in the construction of the Building, except that conditions resulting from ordinary wear and tear, use, or vandalism shall not be deemed defects for purposes of this exclusion;

(m) fees paid to an affiliate or subsidiary of Landlord to the extent that such fees exceed the customary amount charged for the services provided;

(n) Landlord's general administrative overhead expenses and partnership or corporate accounting fees;

(o) any interest or penalties due to late payment by Landlord of any Expenses;

(p) any fines or penalties incurred due to violations by Landlord of any governmental rule or authority; or

(q) charitable or political contributions.

There shall be no duplication of charges (that is, an item which properly comprises a component of a category of "pass thru" charges, such as Expenses, may not properly be deemed included in another category of "pass thru" charges, such as Taxes).

4.1.3 <u>Taxes</u>: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures

and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year; and all taxes of whatsoever nature that are imposed wholly or in part in substitution for, or in lieu of, any of the taxes, charges, and assessments included in this definition of Taxes. Taxes shall not include any estate or inheritance tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. If, due to a change in a method of taxation, any tax shall be levied against Landlord wholly or in part in substitution for, or in lieu of, a tax otherwise recoverable under this Section 4.1.3, such other tax shall be deemed to be a Tax for the purposes of this Section 4.1.3 to the extent not reimbursable by Tenant to Landlord under Article 28 of this Lease.

4.1.4 **Electrical Costs:** Electric, power and steam costs in connection with the Building.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of (i) Expenses paid or incurred for such Lease Year which are in excess of Expenses paid or incurred in the Base Year (Expenses), (ii) Taxes paid or incurred by Landlord for such Lease Year which are in excess of the amount of such Taxes which became due and payable in the Base Year (Taxes), and (iii) Electrical Costs incurred for such Lease Year. Tenant shall remain obligated to pay Tenant's Proportionate Share of excess Expenses over Expenses in the Base Year (Expenses), Tenant's Proportionate Share of excess Taxes over Taxes in the Base Year (Taxes), and Tenant's Proportionate Share of Electrical Costs for the six-month period during which no Monthly Installments of Rent are payable.

4.3 The annual determination of Expenses and Electrical Costs shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may audit, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such audit it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. Once commenced, such audit shall be diligently pursued to completion. If Tenant fails to object to Landlord's determination of Expenses and Electrical Costs within one hundred twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. Within thirty (30) days after Tenant's receipt of the results of such audit, Tenant shall provide a copy of such audit to Landlord, together with written notice to Landlord of any finding of an overstatement or understatement of Expenses and Electrical Costs, and for purposes of any alleged overstatement, Tenant shall provide Landlord thirty (30) days to confirm the findings of such audit. All expenses of such audit shall be borne by Tenant and any costs or expenses incurred by Landlord in providing Tenant with the information required to perform such audit, including, but not limited to, copying costs and delivery fees, shall be paid by Tenant to Landlord upon demand; provided, however, that if such audit discloses an overstatement of Expenses and Electrical Costs, confirmed by Landlord, of more than six percent (6%), Landlord shall reimburse Tenant, within thirty (30) days after receipt of an invoice therefor from Tenant, for Tenant's out of pocket costs incurred in the performance of said audit. Upon the conclusion of such audit, Tenant shall pay to Landlord any understatement of Expenses and Electrical Costs, and Landlord shall credit any overstatement of Expenses and Electrical Costs, confirmed by Landlord, to the next Monthly Installments of Rent due under this Lease. Tenant agrees to keep the results of such audit confidential, provided that Tenant may disclose such audit results to its accountants, attorneys, and lenders. No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Expenses, Electrical Costs and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant's liability for Expenses, Electrical Costs and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.4 on account of Expenses, Electrical Costs and/or Taxes for the Lease Year is less than Tenant's liability for Expenses, Electrical Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.4 on account of Expenses, Electrical Costs and/or Taxes for the Lease Year is more than Tenant's liability for Expenses, Electrical Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Expenses, Electrical Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. **SECURITY DEPOSIT**. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

6. **ALTERATIONS.**

6.1 Except for those, if any, specifically provided for in ***Exhibit B*** to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord's consent shall not be unreasonably withheld or delayed with respect to alterations which (a) are not structural in nature, (b) are not visible from the exterior of the Building, (c) do not affect or require modification of the Building's electrical, mechanical, plumbing, HVAC or other systems, and (d) in the aggregate, do not cost more than $25,000.00.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than

Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due ten (10) days after Landlord's demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all applicable government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

7. **REPAIR.**

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in ***Exhibit B*** if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty and ordinary wear excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder. Tenant shall be responsible for any cleaning and/or janitorial service to the Premises.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in

the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

8. **LIENS.** Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, on or before the earlier of (i) the thirtieth (30th) day following the imposition of such lien, or (ii) the filing of a suit to foreclose the lien, to either cause the same to be released of record or provide Landlord with a bond to indemnify against the lien, which bond satisfies the requirements set forth in Section 53.172 of the Texas Property Code or such other protection against the same as shall be reasonably acceptable to Landlord (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord's demand.

9. **ASSIGNMENT AND SUBLETTING.**

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord's termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant; provided, however, that in the event Landlord recaptures the Premises pursuant to this Section 9.3 and rents the Premises to the proposed tenant or any other tenant, Landlord shall pay the commission obligation under any commission agreement entered into by Landlord in connection with a new lease of the Premises.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of the excess of any Increased Rent (as defined below), over the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (a) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (b) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) whose use of the Premises is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; (f) whose use of the Premises would subject the Premises to a different use than the use described on the Reference Pages of this Lease or if such use would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or (iv) involve a violation of Section 1.2; or (g) whose net worth at the time of such assignment or subletting is less than Tenant's net worth at the time of execution of this Lease. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord (including the requirement in Section 9.1 above), Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5 shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's actual costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease; provided, however, that Tenant's obligation for Landlord's attorney's fees for any proposed assignment or subletting shall not exceed $4,000.00 per transaction. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 Except as otherwise provided in Section 9.8 below, if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. Notwithstanding the foregoing, so long as Tenant's stock is publicly traded, the sale of shares of stock by shareholders other than Tenant's Affiliates (as hereinafter defined) shall not be deemed an assignment hereunder.

9.8 Notwithstanding anything to the contrary set forth herein, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate (as hereinafter defined) of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:

(a) Tenant shall give Landlord at least thirty (30) days prior written notice of such assignment or subletting;

(b) No Event of Default (or event which, with notice or lapse of time or both, would constitute an Event of Default) has occurred and is continuing under this Lease;

(c) A fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;

(d) The Premises shall continue to be operated solely for the use specified in this Lease;

(e) Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including, without limitation, attorney's fees;

(f) Tenant's Affiliate remains an Affiliate of Tenant during the Term of this Lease; and

(g) The net worth of Tenant's Affiliate at the time of such assignment or subletting (and, in the event of an acquisition of all or substantially all of Tenant's stock, as described in clause (v) below, which is deemed an assignment under Section 9.7 above, the net worth of Tenant at the time of such acquisition) is at least equal to Tenant's net worth at the time of execution of this Lease.

As used herein, the term "Affiliate" shall mean an entity (i) which directly or indirectly controls Tenant, (ii) which is under the direct or indirect control of Tenant, (iii) which is under common direct or indirect control with Tenant, (iv) with which Tenant is merged or consolidated, or (v) which acquires all or substantially all of the assets or stock of Tenant. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

Tenant acknowledges and agrees (and agrees at the time of such assignment or subletting to confirm) that in each instance described above, Tenant shall remain liable for the performance of the terms and conditions of this Lease despite such assignment or subletting.

10. INDEMNIFICATION.

NONE OF THE LANDLORD ENTITIES SHALL BE LIABLE AND TENANT HEREBY WAIVES ALL CLAIMS AGAINST THEM FOR ANY DAMAGE TO ANY PROPERTY OR ANY INJURY TO ANY PERSON IN OR ABOUT THE PREMISES OR THE BUILDING BY OR FROM ANY CAUSE WHATSOEVER (INCLUDING WITHOUT LIMITING THE FOREGOING, RAIN OR WATER LEAKAGE OF ANY CHARACTER FROM THE ROOF, WINDOWS, WALLS, BASEMENT, PIPES, PLUMBING WORKS OR APPLIANCES, THE BUILDING NOT BEING IN GOOD CONDITION OR REPAIR, GAS, FIRE, OIL, ELECTRICITY OR THEFT), EXCEPT THAT LANDLORD WILL INDEMNIFY AND HOLD TENANT HARMLESS FROM SUCH CLAIMS TO THE EXTENT CAUSED BY OR ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS OR ANY BREACH OR DEFAULT ON THE PART OF LANDLORD IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF LANDLORD TO BE PERFORMED PURSUANT TO THIS LEASE. TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE LANDLORD ENTITIES HARMLESS FROM AND AGAINST ANY AND ALL LOSS, CLAIMS, LIABILITY OR COSTS (INCLUDING COURT COSTS AND ATTORNEYS' FEES) INCURRED BY REASON OF (a) ANY DAMAGE TO ANY PROPERTY (INCLUDING BUT NOT LIMITED TO PROPERTY OF ANY LANDLORD ENTITY) OR ANY INJURY (INCLUDING BUT NOT LIMITED TO DEATH) TO ANY PERSON OCCURRING IN, ON OR ABOUT THE PREMISES OR THE BUILDING TO THE EXTENT THAT SUCH INJURY OR DAMAGE SHALL BE CAUSED BY OR ARISE FROM ANY ACTUAL OR ALLEGED ACT, NEGLECT, FAULT, OR OMISSION BY OR OF TENANT OR ANY TENANT ENTITY TO MEET ANY STANDARDS IMPOSED BY ANY DUTY WITH RESPECT TO THE INJURY OR DAMAGE; (b) THE CONDUCT OR MANAGEMENT OF ANY WORK OR THING WHATSOEVER DONE BY THE TENANT IN OR ABOUT THE PREMISES OR FROM TRANSACTIONS OF THE TENANT CONCERNING THE PREMISES; (c) TENANT'S FAILURE TO COMPLY WITH ANY AND ALL GOVERNMENTAL LAWS, ORDINANCES AND REGULATIONS APPLICABLE TO THE CONDITION OR USE OF THE PREMISES OR ITS OCCUPANCY; OR (d) ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE

PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF THE TENANT TO BE PERFORMED PURSUANT TO THIS LEASE; THIS INDEMNITY SHALL BE EFFECTIVE EVEN WHEN LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT; PROVIDED, HOWEVER, THAT IN SUCH SITUATIONS TENANT SHALL HAVE NO OBLIGATION TO INDEMNIFY LANDLORD FOR LANDLORD'S OR ITS AGENTS', EMPLOYEES' OR CONTRACTORS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE EVENT ANY ACT OR OMISSION OF TENANT OR ANY TENANT ENTITY RESULTS IN A LOSS, CLAIM, CAUSE OF ACTION, OR SUIT THAT IS BASED UPON THE STRICT LIABILITY OF LANDLORD, ANY LANDLORD ENTITY OR LANDLORD'S CONTRACTORS, THEN TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE LANDLORD ENTITIES HARMLESS FROM AND AGAINST ANY AND ALL LOSS, CLAIMS, LIABILITY OR COSTS (INCLUDING COURT COSTS AND ATTORNEYS' FEES) INCURRED BY REASON OF SUCH ACT OR OMISSION OF TENANT OR TENANT ENTITY. THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE THE TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ACCRUING PRIOR TO SUCH TERMINATION.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as is commercially reasonable and which Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (f) Excess Liability in the amount of $2,000,000. Although Landlord typically additionally requires business interruption insurance providing coverage for 100% of the gross revenues of Tenant for a 12-month period, Tenant has requested that Landlord waive such requirement for this Lease. Landlord hereby agrees to waive such business interruption insurance, and Tenant hereby waives all claims for recovery against Landlord for business interruption expenses that would have been covered by the waived business interruption insurance. Tenant further agrees that Tenant's insurance carrier will not subrogate against Landlord's carrier for any loss which would have been covered by such business interruption insurance.

11.2 The aforesaid policies shall (a) be provided at Tenant's expense; (b) name Landlord, Landlord's asset manager, and the Building property manager as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best's rating of "A-:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("*Work*") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the

extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. **SERVICES AND UTILITIES.**

13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord's judgment for the use and occupation of the Premises during Building Business Hours; (c) elevator service by nonattended automatic elevators, if applicable; and (d) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use; Landlord agrees to provide Tenant with 2-600 AMP distribution panels of 120/208 volts. In the absence of Landlord's gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. In the event that such interruption or failure is due to the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors, and Tenant is unable in the exercise of reasonable judgment to operate its business in all or a material portion of the Premises (and Tenant does not operate for business in any portion of the Premises) for a period in excess of three (3) consecutive business days after written notice thereof is delivered to Landlord, the regularly accruing Monthly Installments of Rent and regularly accruing monthly charges, proportionately attributable to all days of disruption after such third (3rd) business day after the delivery of such notice, shall abate until such utilities are restored so as to permit Tenant, in the exercise of reasonable judgment, to again operate its business in the Premises; provided no such remedy shall be permitted if Tenant is not, at such time of interruption, in continuous occupancy and continuous use of the Premises even if Tenant is otherwise paying its rents and charges and is otherwise in compliance with the terms and conditions of this Lease. Such rent abatement shall be Tenant's sole and exclusive remedy for any such interruption or failure of utility services which is due to the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord's actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord's approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord's demand.

13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any

such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord's demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord's reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring ("*Communications Wiring*") from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("*Holdover Rate*") which shall be (a) for purposes of the first sixty (60) days after termination of this Lease that Tenant retains possession of the Premises, One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis, and (b) for purposes of any holdover by Tenant beyond the first sixty (60) days after termination of this Lease, Two Hundred Percent (200%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis. Tenant shall also pay all damages sustained by Landlord by reason of such retention, regardless of the length of such retention; provided, however, in no event shall Tenant be liable to Landlord hereunder for any special, indirect, or consequential damages unless Landlord has given Tenant thirty (30) days prior written notice that such holding over may cause Landlord to incur consequential or special or indirect damages and Tenant has failed to surrender possession of the Premises within such thirty (30) day period. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord; provided, however, that Tenant shall be required to execute a subordination agreement for the benefit of the holder of a future deed of trust or mortgage only if the beneficiary or mortgagee thereunder executes a non-disturbance agreement in commercially reasonable form. Landlord acknowledges that no mortgage or deed of trust currently encumbers the Building.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in ***Exhibit D*** to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers or mortgagees or, during the final nine (9) months of the Term, to prospective tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Landlord agrees, to the extent reasonably practicable under the circumstances, to minimize interference with Tenant's ongoing business operations in the Premises.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults, safes, filing cabinets, desks, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession in the event of an emergency, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord's demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if two (2) such notices shall be given, for the twelve (12) month period commencing with the date of the first notice, a subsequent failure to pay within five (5) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking

reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the rent reserved in this Lease, including any amounts treated as additional rent under this Lease, for the time period Landlord reasonably estimates will be necessary to obtain a replacement tenant or tenants, and Landlord's reasonable estimate of the expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally

and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs or alterations in or to the Premises to the extent necessary to bring the condition of the Premises to the condition in which Tenant is required to maintain the Premises under this Lease, and Tenant shall pay the reasonable cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord's demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the reasonable costs of repairs or alterations in or to the Premises to the extent necessary to bring the condition of the Premises to the condition in which Tenant is required to maintain the Premises under this Lease and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the "*Concession Amount*" shall be defined as the aggregate of all amounts forgone or expended by Landlord (a) as free rent under the lease, (b) under ***Exhibit B*** hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord's Work, as defined in ***Exhibit B***), and (c) for brokers' commissions payable by reason of this Lease (each of subsections (a), (b) and (c) being hereinafter referred to as a "*Concession*"). Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Premises leased hereunder shall be terminated as of any date ("*Default Termination Date*") prior to the expiration of the full initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount ("*Unamortized Amount*") of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Section 19.3. For the purposes hereof, the "*Unamortized Amount*" shall be calculated by dividing (i) the Concession Amount together with interest at the

Amortization Rate, amortized fully over the period commencing on the Commencement Date and ending on the last day of the initial Term of this Lease, computed on the basis of a 365 day year, by (ii) the total number of days in the initial Term of this Lease, then multiplying such quotient by (iii) the number of days in the period commencing on the Termination Date and ending on the last day of the initial Term of this Lease.

19.4 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7 Landlord hereby waives any statutory or contractual landlord's lien on Tenant's goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper, and other personal property of Tenant situated on the Premises.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9 If more than two (2) Events of Default occur during the Term or any renewal thereof, Tenant's renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20. <u>TENANT'S BANKRUPTCY OR INSOLVENCY</u>.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "*<u>Debtor's Law</u>*"):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "*<u>Tenant's Representative</u>*") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in <u>Article 9</u>, except to the extent Landlord shall be

required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred sixty (160) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred sixty (160) days, Landlord and Tenant shall each have the option of giving the other, at any time within forty-five (45) days after Landlord's estimation notice to Tenant, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair

or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant within forty-five (45) days after the date of the damage, (b) if (i) damages to the Premises resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, (ii) such damages render any material portion of the Premises untenantable, and (iii) for purposes of Tenant's option only, such damages were not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors, Landlord and Tenant shall each have the option to terminate this Lease upon written notice to the other party within sixty (60) days after the occurrence of such casualty, and (c) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. **EMINENT DOMAIN.** If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums; provided, however, that Tenant shall have the right to make a separate claim with the condemning authority for the value of Tenant's leasehold improvements, trade fixtures, and other personal property and/or moving and relocation expenses so long

as such separate claim does not reduce or adversely affect the amount of Landlord's award. Tenant shall make no claim for the value of any unexpired Term.

24. **SALE BY LANDLORD.** In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. **ESTOPPEL CERTIFICATES.** Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by Tenant's failure to correct any intentional material misstatement contained in such estoppel certificate within five (5) business days after written notice of such alleged misstatement. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within five (5) business days after notice to Tenant of Tenant's failure to provide the certificate within the original ten (10) business day period, the matters contained in such estoppel certificate provided to Tenant for signature shall be deemed correct and such certificate shall be fully binding on Tenant; provided, however, in the event Tenant disputes the correctness of any statement in the estoppel certificate and such dispute is made in writing to the party requesting such estoppel certificate prior to the expiration of such five (5) business day period, such disputed matter shall not be deemed correct. Within ten (10) business days following any written request which Tenant may make from time to time, Landlord shall execute and deliver to Tenant or any prospective creditor of Tenant a statement certifying: (a) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (b) the date to which the rent and other sums payable under this Lease have been paid; and (c) the fact that to Landlord's current actual knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Landlord's statement. Landlord irrevocably agrees that if Landlord fails to execute and deliver such certificate within five (5) business days after notice to Landlord of Landlord's failure to provide the certificate within the original ten (10) business day period, the matters contained in such estoppel certificate provided to Landlord for signature shall be deemed correct and such certificate shall be fully binding on Landlord; provided, however, in the event Landlord disputes the correctness of any statement in the estoppel certificate and such dispute is made in writing to the party requesting such estoppel certificate prior to the expiration of such five (5) business day period, such disputed matter shall not be deemed correct.

26. **SURRENDER OF PREMISES.**

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, "*Alterations*"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as

by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant's sole cost, remove any Alterations, including carpeting, so designated by Landlord's notice, and repair any damage caused by such removal. If Tenant so requests in writing at the time any Alterations are made, Landlord will designate which of such Alterations will be required to be removed at the expiration or sooner termination of this Lease; provided, however, that Landlord shall retain the right to require Tenant to remove any Alterations (regardless of whether such Alterations were designated to be removed) which were not completed in accordance with plans approved by Landlord or which were not completed in compliance with applicable building, safety, fire, plumbing, electrical, or other codes or governmental or insurance requirements. Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, "*Personalty*"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any margin tax pursuant to Chapter 171 of the Texas Tax Code (as the same may be amended, renewed, or replaced from time to time) imposed on Landlord and computed with respect to rents payable under this Lease, and any gross income tax or excise tax levied by a State, any political subdivision thereof, or the Federal Government with respect solely to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. INTENTIONALLY DELETED.

30. **DEFINED TERMS AND HEADINGS.** The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include, at Landlord's option and reasonable discretion, (i) the entire complex, where appropriate (such as shared Expenses and/or Taxes), or (ii) only the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto; in the event Landlord elects to use the determination described in clause (ii), Tenant's Proportionate Share (as set forth on the Reference Pages) shall be proportionately adjusted. Additionally, if the Building is part of a larger complex of structures and certain Expenses and/or Taxes are billed to the project as a whole, Landlord may, at Landlord's option, reasonably allocate such Expenses and/or Taxes between the buildings comprising the project before calculating Tenant's Proportionate Share thereof so long as Tenant's Proportionate Share set forth on the Reference Pages is proportionately adjusted.

31. **TENANT'S AUTHORITY.** If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor, to Tenant's actual knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("*OFAC*"); (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (c) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32. **FINANCIAL STATEMENTS AND CREDIT REPORTS.** At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. So long as (a) no Event of Default (or event which with notice and/or lapse of time could become an Event of Default) has occurred under this Lease, and (b) Tenant has not become insolvent and has not admitted in writing its inability to pay its debts generally as they become due, Tenant shall not be required to provide such financial statements more often than once in any twelve-month period; provided, however, that Landlord shall be entitled to request additional financial statements if (i) such financial statements are required by Landlord's lender or in connection with a potential sale or financing of the Building, or (ii) Landlord reasonably believes that Tenant's financials have changed since the date of a prior statement or report. Further, if Tenant's stock is publicly traded and such financial statements are available to the public via the Internet, Landlord will accept such on-line financial

statements in lieu of certified financial statements. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33. **COMMISSIONS.** Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Landlord and Tenant agree to indemnify and defend (with counsel reasonably acceptable to the other) the other party and to hold the other party harmless from and against any liability for claims for commissions or fees by any other broker or finder based on the acts of the indemnifying party.

34. **TIME AND APPLICABLE LAW.** Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35. **SUCCESSORS AND ASSIGNS.** Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36. **ENTIRE AGREEMENT/DISCLAIMER OF RELIANCE ON REPRESENTATIONS.** This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease. Each of the parties to this Lease has executed this Lease relying solely on its own judgment with the benefit of the advice of its own attorneys and/or brokers (or having decided to proceed without benefit of the advice of its own attorneys and/or brokers), and each party hereby disclaims reliance upon any statement or representation of the other party or any agent of such other party unless such statement or representation is expressly set forth in this Lease.

37. **EXAMINATION NOT OPTION.** Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38. **RECORDATION.** Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39. **SIGNAGE.** Tenant shall have the right to design, fabricate, and install, at Tenant's sole cost, an exterior sign containing Tenant's name on the Building. Such sign must be professionally prepared in accordance with any and all applicable governmental laws, ordinances, and regulations. Landlord shall have the right to approve the design, color, size, method of attachment, and location of such sign, and Tenant shall submit detailed sign plans and specifications to Landlord for prior written approval. Landlord's approval of the sign shall not, however, be construed as a representation or warranty of the compliance of such sign with applicable governmental laws, ordinances, and regulations. Any work relating to such sign, including the design, fabrication, and installation of such sign, shall be at Tenant's sole cost and expense. Tenant shall, upon the expiration or earlier termination of this Lease, remove such sign and complete any repairs to the Building necessitated by the installation or removal of such sign, at Tenant's sole cost and expense. Tenant's right to use the sign shall be personal to Tenant and shall not be transferred, encumbered, or assigned by Tenant (except to an Affiliate to whom this Lease has been assigned in accordance with the requirements of Section 9.8 of this Lease or to an assignee pursuant to an assignment which has been consented to by Landlord under Article 9 of this Lease), and Tenant shall not allow any other assignee or any subtenant or any other person or entity to use such sign.

40. **TERMINATION OPTION.** Tenant shall have a one-time only option (the "*Termination Option*") to terminate this Lease, exercisable upon at least eight (8) months' prior written notice to Landlord, which termination

shall be effective as of the end of the forty-second (42nd) full calendar month following the Commencement Date of this Lease (the "*Early Termination Date*"). Tenant shall pay to Landlord, upon its exercise of the Termination Option, an amount equal to the sum of (a) that amount equal to the three (3) Monthly Installments of Rent, Tenant's Proportionate Share of excess Expenses over Expenses in the Base Year (Expenses) and Tenant's Proportionate Share of excess Taxes over Taxes in the Base Year (Taxes) which would have been payable for the three-month period following the Early Termination Date, and (b) the unamortized portion, as of the Early Termination Date, of (i) the aggregate cost incurred by Landlord to complete the Leasehold Improvements, and (ii) the brokerage commissions incurred in connection with this Lease, which amounts shall be amortized on a straight-line basis over the initial Term of this Lease, with interest on the unamortized amount at ten percent (10%) per annum. Once Tenant shall exercise the Termination Option, Tenant may not thereafter revoke such exercise. Tenant shall not have the right to exercise the Termination Option at a time that an Event of Default (or an event which with notice or lapse of time could become an Event of Default) under this Lease has occurred, and any exercise of the Termination Option shall be deemed null and void if an Event of Default (or an event which with notice or lapse of time could become an Event of Default) has occurred and is continuing on the Early Termination Date. Tenant's failure to timely exercise the Termination Option for any reason whatsoever shall conclusively be deemed a waiver of such Termination Option. The Termination Option is not transferable; the parties hereto acknowledge and agree that they intend the aforesaid rights to terminate this Lease to be "personal" to Tenant and that in no event shall any assignee (except an Affiliate to whom this Lease has been assigned in accordance with the requirements of Section 9.8 of this Lease or an assignee pursuant to an assignment which has been consented to by Landlord under Article 9 of this Lease) or sublessee exercise the aforesaid option.

41. **RENEWAL OPTION.** Tenant shall have, at its option (the "*Renewal Option*"), the right to renew and extend this Lease for one term of three (3) years (the "*Renewal Term*"). The Renewal Term shall commence immediately upon the expiration of the initial Term by Tenant's giving written notice thereof to Landlord no earlier than eighteen (18) months, and no later than nine (9) months, prior to the expiration of the initial Term. Once Tenant shall exercise any Renewal Option, Tenant may not thereafter revoke such exercise, except as expressly set forth below. Tenant shall not have the right to exercise the Renewal Option at a time that an Event of Default (or an event which with notice and/or lapse of time could become an Event of Default) under this Lease has occurred. Tenant's failure to exercise timely the Renewal Option for any reason whatsoever shall conclusively be deemed a waiver thereof. At Landlord's option, Landlord may adjust the Annual Rent for the Renewal Term at an annual rate equal to the Fair Market Value Rate (as hereinafter defined) as of the commencement of the Renewal Term. As used in this Lease, "*Fair Market Value Rate*" shall mean the fair market value rental rate per square foot of rentable area per year in effect at the commencement of the Renewal Term for comparable tenants taking comparable space in comparable conditions under comparable terms in comparable buildings in the same rental market (hereinafter called "*Comparable Buildings*"). It is also agreed and understood that the Fair Market Value Rate shall include: (a) rent; and (b) rental operating expenses, property tax, and utility and expense adjustments that are being included as part of the terms and conditions of office tenant leases for comparable tenants in Comparable Buildings as of the time of determination of the Fair Market Value Rate. Landlord shall advise Tenant within twenty (20) days after Tenant exercises the Renewal Option of the Fair Market Value Rate which shall be in effect as of the commencement date of the Renewal Term. Tenant shall then have twenty (20) days to notify Landlord of its acceptance or rejection of the Fair Market Value Rate for the Renewal Term. In the event Tenant fails to so notify Landlord within such twenty (20) day period, Tenant shall be deemed to have rejected the Fair Market Value Rate proposed by Landlord. Notwithstanding the prohibition on Tenant's right to revoke its exercise of the Renewal Option, in the event Tenant and Landlord are unable to agree on the Fair Market Value Rate for the Renewal Term within sixty (60) days after Tenant exercises the Renewal Option, Tenant shall be deemed to have revoked the Renewal Option and the Renewal Option shall be deemed null and void and of no further force or effect. Except to the extent that Landlord and Tenant have negotiated for the construction of leasehold improvements and the cost thereof has been included in the Fair Market Value Rate, Tenant shall take the Premises "as is" for the Renewal Term and Landlord shall have no obligation to make any improvements or alterations to the Premises. Except as set forth in this Article, the leasing of the Premises for the Renewal Term shall be upon the same terms and conditions as the leasing of the Premises for the initial Term and shall be upon and subject to all of the provisions of this Lease; Landlord and Tenant shall execute an amendment to this Lease stating and incorporating such agreed-upon rent amount for the Renewal Term. Any Renewal Option granted to Tenant under this Article shall be personal to Tenant and shall not be transferred, encumbered, or assigned by Tenant or in any manner transferred to, or exercised by, any subtenant of Tenant.

42. RIGHT OF FIRST REFUSAL.

42.1 Tenant shall, during the initial Term of this Lease, have a right of first refusal (as hereinafter described) on the space on the first floor of the Building known as Suite 100, as shown on Exhibit A-2 attached hereto (the *"Expansion Space"*), on the terms and conditions described below.

42.2. Provided that no Event of Default under this Lease (or any event which with notice and/or lapse of time could become an Event of Default) has occurred and is continuing on the date Landlord enters into negotiations to lease all or any portion of the Expansion Space to a prospective tenant (which portion of the Expansion Space, together with any additional space in the Building which such prospective tenant desires to lease, being referred to herein as the *"Proposed Space"*), Landlord shall deliver notice to Tenant of such fact and of the terms and conditions on which Landlord will lease the Proposed Space to Tenant. If such notice is delivered to Tenant on or before the first anniversary of the Commencement Date, the Proposed Space shall be leased to Tenant on the same terms and conditions as are set forth in this Lease for the leasing of the initial Premises, including the applicable rental rates (on a rentable square foot basis) being paid for the initial Premises for the remainder of the Term, as set forth on the Reference Pages, and Landlord shall provide Tenant with (a) an improvement allowance for the Proposed Space, which allowance shall be calculated using the same dollar amount per square foot of rentable area in the Proposed Space as the dollar amount per square foot of Premises Rentable Area incurred by Landlord in connection with the completion of the Leasehold Improvements (as described on Exhibit B hereto), which amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Term after the Expansion Date (as hereinafter defined) and the denominator of which is 66, and (b) rental abatement for the Proposed Space for a period calculated by multiplying 180 days by a fraction, the numerator of which is the number of full calendar months remaining in the Term after the Expansion Date and the denominator of which is 66; the number of parking spaces to be provided shall be calculated as set forth in Section 1.3 of this Lease. If such notice is delivered to Tenant after the first anniversary of the Commencement Date, Landlord's notice to Tenant shall contain the terms and conditions on which Landlord and such prospective tenant have agreed for the leasing of the Proposed Space, and the Proposed Space shall be leased to Tenant on such same terms and conditions (including, without limitation, any termination option provided to such prospective tenant); Landlord and Tenant acknowledge that (a) the term for the leasing of such Proposed Space will not be required to be coterminous with the Term of this Lease, and (b) if Tenant exercises or has exercised the Termination Option, such termination shall not terminate Tenant's leasing of the Proposed Space.

42.3 If all or any portion of the available Expansion Space is leased to any party other than Tenant, Tenant's right of first refusal on such Expansion Space shall remain in effect in the event such Expansion Space again becomes available during the Term of this Lease; provided, however, that Tenant's right of first refusal shall not apply to a renewal or extension of any then current lease of the Expansion Space (or a new lease with the same tenant) even if no extension or renewal rights are contained in said then current lease.

42.4 Tenant shall thereafter have seven (7) business days to notify Landlord in writing of its desire to lease all of the Proposed Space upon the terms and conditions set forth in Landlord's notice. Tenant's failure to notify Landlord within such seven (7) business-day period for any reason whatsoever shall conclusively be deemed a waiver of its right of first refusal. If Tenant declines to exercise or waives its right of first refusal or fails to notify Landlord of its exercise within the seven (7) business-day period provided above, Landlord shall have the right to lease all or any portion of the Proposed Space to the prospective tenant. If such prospective tenant declines to lease the Proposed Space, any future leasing of the Proposed Space to any other party shall be subject to the right of first refusal set forth in this Article 42.

42.5 Upon the exercise by Tenant of its right of first refusal on the Proposed Space as provided in this Article, the Proposed Space shall be deemed to be included under this Lease as of the date set forth in Landlord's notice to Tenant (the *"Expansion Date"*) and upon the terms and conditions set forth in Landlord's notice to Tenant, and Landlord and Tenant shall enter into a written agreement confirming that the Proposed Space is part of the Premises under this Lease as of Expansion Date and setting forth the terms and conditions upon which the Proposed Space is being leased to Tenant. Except as set forth in Landlord's notice to Tenant or as otherwise set forth in this Article, the leasing of the Expansion Space shall be upon and subject to all of the terms and provisions of this Lease, but shall additionally include those performance obligations and rules and regulations which are applicable to tenants

leasing industrial space, it being acknowledged that the Expansion Space is industrial space. Once Tenant shall exercise its right of first refusal, Tenant may not thereafter revoke such exercise.

42.6 Landlord will use reasonable diligence to make the Proposed Space available to Tenant on the date specified by Landlord in its notice to Tenant. Landlord shall not be liable for the failure to give possession of the Proposed Space to Tenant on such date for any other reason beyond the reasonable control of Landlord, and such failure shall not impair the validity of this Lease, or extend the Term, but the rent for the Proposed Space shall be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure to give possession of the Proposed Space to Tenant on the date originally identified by Landlord.

42.7 Tenant's right of first refusal is not transferable; the parties hereto acknowledge and agree that they intend the aforesaid right of first refusal on the Expansion Space to be personal to Tenant and shall not be transferred, encumbered, or assigned by Tenant (except to an Affiliate to whom this Lease has been assigned in accordance with the requirements of Section 9.8 of this Lease or to an assignee pursuant to an assignment which has been consented to by Landlord under Article 9 of this Lease) or in any manner exercised by, any subtenant or other assignee of Tenant.

43. GRANT OF REVOCABLE LICENSE - SATELLITE DISH.

43.1 Notwithstanding anything contained in this Lease or its rules and regulations to the contrary, Landlord hereby grants to Tenant a revocable non-exclusive license, during the Term of this Lease, to install, maintain, operate, and remove, at Tenant's sole expense and risk, a satellite dish and related cabling, the size, engineering structure, broadcast frequencies, and operating characteristics of which shall be approved in writing by Landlord (collectively, the "*Rooftop Equipment*"), which approval will not be unreasonably withheld or delayed. Such license is expressly subject to Tenant obtaining and maintaining all required governmental approvals. The Rooftop Equipment shall be installed in a location on the roof as designated by Landlord in Landlord's sole but reasonable discretion (approximately above the Premises demised under this Lease) (the "*Rooftop Space*"). If the Rooftop Equipment is visible from any location on the ground, such Rooftop Equipment must be located within an entirely enclosed screen wall reasonably satisfactory to Landlord, which screen wall shall completely shield the Rooftop Equipment from view except from a vantage point directly above same. All roof penetrations and roof repairs shall be performed only by Landlord's duly licensed and bonded roofer, as designated in writing by Landlord, and so as not to void Landlord's roofing bond and/or warranties. No logo, business or similar image or design, or trade name, or similar written feature (other than ordinary brand name imprints of the equipment), shall be visible upon any surface of the Rooftop Equipment.

43.2 Except as otherwise provided herein, all provisions of this Lease shall be deemed applicable to the Rooftop Equipment, including, without limitation, the requirements set forth in Article 6, as if the Rooftop Space were a part of the Premises; provided, however, that the square footage of the Rooftop Space shall not be included in the Premises Rentable Area for purposes of the calculation of Annual Rent, Monthly Installments of Rent, the Security Deposit, or Tenant's Proportionate Share. Tenant shall submit to Landlord, for Landlord's prior written approval, complete plans and specifications (in reasonable detail) for the installation of the Rooftop Equipment in the Rooftop Space in advance of the contemplated installation date so as to provide Landlord a reasonable opportunity to review same. Tenant shall be responsible for determining the sufficiency of the roof structure to support the live and static load of the Rooftop Equipment, and shall take all action necessary to prevent any leaks from or deterioration of the roof as a result of the installation of the Rooftop Equipment. If required by Landlord, Tenant shall, at its own cost and expense, install catwalks to the location of the Rooftop Equipment. Tenant shall obtain, for the Rooftop Equipment and the Rooftop Space, the insurance coverage required in this Lease for the Premises.

43.3 Subsequent to the installation of the Rooftop Equipment, Tenant's licensed contractors shall be permitted access to the Rooftop Equipment and the Rooftop Space as necessary for the proper maintenance and operation thereof. No other roof access shall be permitted, other than as expressly herein provided. Tenant shall pay or be responsible for (i) any increases in Landlord's insurance costs occasioned by or arising out of the installation of the Rooftop Equipment or its operation, (ii) any taxes related to the Rooftop Equipment, and (iii) any utilities including electricity consumed or used in connection with the installation and use of the Rooftop Equipment.

43.4 Prior to the expiration (or sooner termination) of this Lease, so long as Tenant is not in default, Tenant shall be permitted access to the Rooftop Space to remove the Rooftop Equipment, provided that Tenant, at Tenant's sole cost and expense, shall repair any damage related thereto and restore the roof to the same condition as existed upon the execution of this Lease, reasonable wear and tear and events of casualty excepted.

43.5 Under no circumstances will Tenant permit the operation of the Rooftop Equipment to interfere with or otherwise impede the business of any other tenants in the Building. Further, Tenant will not use the Rooftop Equipment for any purpose other than to provide telecommunications, data, television, cable, satellite communications, and similar services to the Premises, for the sole benefit of Tenant. In addition, Tenant shall operate the Rooftop Equipment at all times in strict compliance with Landlord's rules and regulations, now or hereafter promulgated, and all applicable statutes, codes, rules, regulations, standards, and requirements of all federal, state, and local governmental boards, authorities, and agencies.

43.6 Landlord makes no warranty or representation that the Building is suitable for Tenant's use of the Rooftop Space, it being assumed that Tenant has satisfied itself thereof. Further, Landlord shall not be liable for damage to the Rooftop Equipment or related equipment or theft, misappropriation or loss thereof unless caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors.

44. **LANDLORD'S DEFAULT**. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. Upon the occurrence of any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided however, (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except as expressly provided in Article 13 of this Lease, (b) Tenant shall have no right to terminate this Lease, and (c) Tenant's rights and remedies hereunder shall be limited to the extent Tenant has expressly waived in this Lease any of such rights or remedies and/or this Lease otherwise expressly limits Tenant's rights or remedies, including, without limitation, the limitation on Landlord's liability contained in Article 45 below.

45. **LIMITATION OF LIABILITY**. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building (including the land owned by Landlord which is appurtenant thereto). The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. In addition, Tenant shall not be liable to Landlord hereunder for any consequential damages except as otherwise expressly provided in this Lease; provided, however, that Tenant acknowledges and agrees that Landlord's right (a) to collect rent, as expressly provided for under Articles 3 and 4 of this Lease, (b) to seek those damages expressly provided for under Article 14 of this Lease, (c) to seek those damages expressly provided for in Section 19.1.3 (a) and (b) of this Lease; and (d) to seek those amounts expressly provided for in Section 19.1.4.3 of this Lease, shall not be limited as aforesaid.

LANDLORD:

WILSON RICHARDSON, LLC, a Wisconsin limited liability company

By: RREEF America L.L.C., a Delaware limited liability company, its Manager

By: [signature]
Name: Kim M. Boudreau
Title: Director, Asset Manager
Date: 8/16/2013

TENANT:

NAVARRE CORPORATION, a Minnesota corporation

By: [signature]
Name: Ward O. Thomas
Title: President of Distribution
Date: August 15, 2013